Exhibit 32

CEO and CFO Certification

In accordance with Section 906 of the Sarbanes-Oxley Act, the undersigned officers of Atlantic Tele-Network, Inc. (the “Company”) hereby certify that the Form 10-Q Quarterly Report of the Company for the period ended June 30, 2003 being filed today with the SEC fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act and that the information contained in said report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Atlantic Tele-Network, Inc.

Date: November 14, 2003	/s/ Cornelius B. Prior, Jr.
Cornelius B. Prior, Jr. Chief Executive Officer and Chairman of the Board

Date: November 14, 2003	/s/ Michael T. Prior
Michael T. Prior Chief Financial Officer